EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
AND THE CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), Mark M. Jacobs, President and Chief Executive Officer of Reliant Energy, Inc. (the Company), and Rick J. Dobson, Executive Vice President and Chief Financial Officer, each hereby certify, to the best of their knowledge:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2009	/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer

/s/ Rick J. Dobson
Rick J. Dobson
Executive Vice President and Chief Financial Officer